EXHIBIT 10.16

                          GLOBE NEWSPAPER COMPANY, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      Globe Newspaper Company, Inc. (the "Company") hereby restates, effective December 16, 1998, this Executive Supplemental Retirement Plan (the "Plan") for the benefit of past and present executives of the Company and its affiliates listed on Exhibits A, B and E (collectively, the "Executives"):

      1. Purpose. The purpose of this Plan is to provide supplemental retirement payments and death payments for the Executives who become entitled to receive benefits under The New York Times Companies Pension Plan, as in effect from time to time (the "Retirement Plan"). Capitalized terms used herein shall have the meanings given them in the Retirement Plan unless otherwise defined in this Plan.

      2. Supplemental Retirement Payments. The Company or an affiliate shall pay to each Executive listed on Exhibit A who has completed 36 months in this Plan (or to such person or persons as may at that time be entitled to receive payments with respect to such an Executive under the Retirement Plan) the amount by which (a) any benefit that would have been payable under the Retirement Plan if (i) the expression "1.83-1/3%" in the definition of "Gross Amount" in the Retirement Plan were changed to "2%," and (ii) clause (c) of the definition of "Gross Amount" were changed to read "the number of his/her Years of Accrual Service not in excess of 25 plus, if the Executive had more than 25 Years of Accrual Service, his/her Additional Earned Service, as defined in Section 2 of the Supplemental Executive Retirement Plan of Globe Newspaper Company, Inc.," and (iii) his/her regular compensation and regular annual bonuses (including any amounts deferred under The New York Times Company Deferred Compensation Plan) were included in the calculation of the accrued amount under the Retirement Plan (except that for purposes of calculating this amount, the period used for calculating the average monthly rate of compensation will be the 260 consecutive weeks prior to the normal retirement date under the Retirement Plan or the date of earlier termination), and (iv) the amount so calculated were payable without reference to any benefit limits affecting the Executive other than limits on the Family Death Benefit exceeds (b) the sum of (i) the benefit actually paid from time to time under the Retirement Plan and (ii) the appropriate offset amount, as defined in the Retirement Plan. The amount payable with respect to an Executive who shall have completed less than 36 months in this plan shall be calculated as set forth in the preceding sentence but excluding therefrom all service and compensation before the Executive became listed on Exhibit A. Supplemental retirement payments hereunder shall be made on the same dates and over the same period as payments under the Retirement Plan are made. The Additional Earned Service for an Executive who was in Band 3A when last employed by the Company or an affiliate shall be .5 times the number by which the Executive's Years of Accrual Service, not to exceed 30, exceed 25 and the Additional Earned Service for any Executive who was the Publisher or in Band 1 or 2 when last employed, shall be .75 times the number by which the Executive's Years of Accrual Service, not to exceed 35, exceed 25. Exhibit A shall state the Band in which each employed Executive is placed.

      3. Return to Active Employment Following Commencement of Benefit. In the event an Executive who has begun to receive a benefit hereunder is reemployed by the Company or an affiliate and his/her benefit under the Retirement Plan is suspended, his/her benefit shall be suspended during the period of such reemployment that benefits under the Retirement Plan are suspended. Upon his/her subsequent retirement or earlier termination of employment, he/she shall become entitled to an increased benefit, reduced by the actuarial equivalent of the payments made to him/her prior to reemployment.

      4. Death Payments. The Company shall pay as a death benefit to the designated beneficiary of an Executive listed on Exhibit B or E the amount, if any, by which (a) the product of (i) his/her regular annual compensation from the Company and its affiliates in effect on his/her date of death or his/her date of earlier retirement, and (ii) the death benefit multiplier specified below for the status of the Executive at the time of death, exceeds (b) the sum of (i) the death benefits payable with respect to the Executive under the Globe Newspaper Life Insurance Trust, and (ii) the death benefits payable to the Executive's designated beneficiary or beneficiaries under one or more insurance agreements between the Company and the Executive:


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      Executive's Status
      at Date of Death                         Applicable Multiplier
      ----------------                         ---------------------

(1)   Employed by Company and/or               death benefit multiplier
      its subsidiaries, listed on              set opposite name on
      Exhibit B and less than                  Exhibit B
      65 years of age

(2)   Employed by Company and/or               50% of death benefit
      its subsidiaries, listed on              multiplier set opposite
      on Exhibit B and 65 years                name on Exhibit B
      of age or older

(3)   Retired from employment                  death benefit multiplier
      by Company and its                       set opposite name on
      subsidiaries while listed on             Exhibit C
      Exhibit B and after the date
      36 months prior to Normal
      Retirement Date

(4)   Employed by Company and/or               death benefit multiplier
      its subsidiaries, Normal                 set opposite name on
      Retirement Date has not                  Exhibit D
      occurred but taken off
      Exhibit B within 36 months
      prior to Normal Retirement
      Date

(5)   Listed on Exhibit E                      death benefit multiplier
                                               set opposite name on
                                               Exhibit E

For the purpose of this Section 4, "Normal Retirement Date" of an Executive means the first day of the month coinciding with or next following the first of the following events (a) his/her 65th birthday or (b) his/her 62nd birthday if the Executive then would have completed 30 calendar years in each of which the Executive had 1,000 Hours of Service.

      5. Effect on Other Agreements. Nothing in this Plan shall limit the right of an Executive to receive payments pursuant to any other agreement if such payments are greater than the supplemental payments contemplated by Sections 2 and 3 of this Plan.

      6. Vesting. If an Executive completes 10 years of employment with the Company and its affiliates, but is removed from Exhibit A before payments begin under the Retirement Plan, his/her name shall be added to Exhibit E together with the date on which he/she was removed from Exhibit A and his/her length of service as of that date, and the amount contemplated by Section 2 shall be paid to the Executive when such payments begin, subject to forfeiture under Section
7. In that event, the amount payable shall be calculated with regard to compensation, if any, from the Company and its affiliates after removal from Exhibit A, but without regard to length of service after that date. If the Executive fails so to complete 10 years of employment and is so removed, he/she shall have no benefit under this Plan.

      7. Forfeiture. The right of any Executive to a benefit under this Plan shall be forfeited if the Executive is discharged for gross neglect of duty, insubordination or serious misconduct. No Executive shall at any time either during employment or, following his/her retirement, during the period in which any payments are being made to him/her pursuant to this Plan carry on activities which, in the opinion of the Company, are plainly detrimental in a material way to the best interests of the Company or its affiliates. Upon making a determination that the activities of any Executive are so detrimental, the Company shall so inform the Executive by written notice. If the Executive shall not cease and terminate such detrimental activities within 30-day period from receipt of such written notice, the Company shall have no further obligations under this Plan, and all payments to and rights and benefits of the


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Executive, any designated beneficiary or beneficiaries or any contingent beneficiary hereunder shall immediately cease and terminate and be forfeited and the Company shall have no further liability hereunder.

      8. Unsecured Rights. The rights of each Executive, his/her designated beneficiary or beneficiaries and any contingent beneficiary shall be solely those of a general, unsecured creditor of the Company. The Company shall be under no obligation to set aside or segregate any funds or resources of any kind to meet any of its obligations hereunder, and no one shall have any rights on account of this Plan in or to any of the specific funds or resources of the Company.

      9. Amendment; Revision of Exhibits A-E. Effective January 1, 1997, the ERISA Committee of The New York Times Company ("NYT Co.") Board of Directors (the "Board Committee"), except insofar as such authority has been delegated by the Board Committee to the ERISA Management Committee, shall have the power at any time or times to amend the Plan, acting at a meeting or by consent as evidenced by a copy of the document amending the Plan executed by the Secretary of NYT Co., but no amendment shall deprive any Executive of rights vested pursuant to Section 6. In addition, Exhibits A-E may be replaced at any time by new Exhibits A-E, changing one or more of the Executives listed thereon, their pension multipliers or death benefit multipliers, signed and dated by either the Chief Financial Officer of the Company or the Director of Compensation of the Company. The most recently executed Exhibits A-E shall control.

      IN WITNESS WHEREOF, Globe Newspaper Company, Inc., pursuant to action by the ERISA Committee of The New York Times Company Board of Directors on December 16, 1998, has caused this restatement to be executed and delivered by its Clerk as of December 31, 1998.


                                        GLOBE NEWSPAPER COMPANY, INC.


                                        By: /s/ Catherine E. C. Henn
                                        --------------------------------
                                        Catherine E. C. Henn, Clerk


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